Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-235547, 333-264683) of Sprout Social, Inc. of our report dated February 22, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Sprout Social, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 22, 2023